                                                                  EXHIBIT 10.13D


                             COOPERATIVE AGREEMENT
                               IN THE MATTER OF
                  ESTABLISHMENT OF A JOINT VENTURE TO PROVIDE
                            CELLULAR PHONE SERVICES
                                    BETWEEN

                         PT.  TELEKOMUNIKASE INDONESIA
                    YAYASAN DANA PENSIUN PEGAWAI PT. TELKOM
                                      AND
                           PT RAJASA HAZANAH PERKASA


                      Number: PKS 234 / HK.810/UTA-00/95

This agreement was made on Thursday, November thirtieth, in the year nineteen hundred and ninety five, in Jakarta, between":

1. PT. TELEKOMUNIKASI INDONESIA, NPWP 1.000.013.1201, which was established by the document number 128 of Notary IMAS FATIMAH SH, in Jakarta, September 24, 1991 and modified by document number 74, July 25, 1995 and document number 15, August 7, 1995, legalized by the minister of Justice of the Republic of Indonesia with decision number C2-9834.HT.01.04.Th.95, August 8, 1995, located at Jln. Japati number 1, Bandung, in this legal matter represented by SETYANTO
P. SANTOSA, Principal Director, and referred to hereafter in this agreement as TELKOM.

2. YAYASAN DANA PENSIUN PEGAWAI PT. TELKOM [Pt. Telkom Workers' Pension Fund Foundation], established by document number 65 of Notary Wiratni Achmadi SH, on December 12, 1982 in Bandung and whose statutes were announced in the Berita Negara Republik Indonesia number 78 tambahan negara number 22, and modified with notarial document number 72, January 2, 1987, located on Jl. Diponegoro number 42, Bandung, in this legal matter represented by RUBINI SUPARAN, manager, hereafter in this agreement referred to as YDPP TELKOM.

3. PT. RAJASA PERKASA, NPWP 1.374.427.126, established by document number 22 of Notary Pariwondo Soekarno SH, in Jakarta on December 17, 1984, legalized by the Minister of Justice of the Republic of Indonesia, number C2-6866.HT.01.04.TH.85, May 8, 1985 and modified by notarial document number 15, drawn up by Notary Pariwondo Soekarno SH, dated May 10, 1985 and number 34, August 14,1985, legalized by the Minister of Justice of the Republic of Indonesia, number C26866.HT.01.04.TH.85, October 29, 1985, and further modified by notarial document number 41, drawn up by Notary Ny. Machmudah Rijanto SH, in Jakarta, February 23, 1995, located at Jl. Pejaten Barat number 6, South Jakarta, in this legal matter represented by TONNY HARDIANTO, Director, and to approve the legal actions described below, signed by HUTOMO MANDALA PUTRA in his position as Commissioner, hereafter in this agreement referred to as RHP.

Taking into consideration the following,

a. that TELKOM, based on regulation no. 3, 1989, in connection with government regulation no. 25 1991, is the Executing Agency empowered to coordinate internal telecommunications services;

b. that RHP with letter number 856/RHPMS/IX94, September 8, 1994, requested that the Minister for Tourism, Post and Telecommunications (MENPARPOSTEL) enter into a joint venture to provide cellular telephone services in collaboration with TELKOM;

C. that MENPARPOSTEL with letter to RHP number PB.301/1/25/MPPT-95, April 28, 1995, agreed to the cooperation detailed in b above;

d. that the management of TELKOM with letter TEL.320/HK810/SEK-30/95, September 7, 1995, to the Minister of Finance, requested approval to form a joint venture among RHP, TELKOM and YDPP TELKOM to provide cellular phone service;

e.   that the Board of Commissioners of TELKOM with letter number
198/DK/K/X/95,' October 19, 1995 to the Minister of Finance supported the formation of the said joint venture among RHP, TELKOM and YDPP TELKOM to provide cellular phone services;

f. that MENPARPOSTEL with letter number KS.001/3/4/MPPT-95, September 25, 1995, to the Minister of Finance supported the formation of the said joint venture among RHP, TELKOM and YDPP TELKOM to provide cellular phone services;

g. that the Minister of Finance as TELKOM stockholder through letter number S611/MK.016/1995, October 23, 1995, agreed to the involvement of TELKOM as stockholder in the said joint venture.

having reached agreement, TELKOM, RHP and YDPP TELKOM are all bound in this Cooperative Agreement in the matter of the Establishment of a Joint Venture to Provide Cellular Telephone Services, with the conditions and stipulations delineated in the following articles:

                                   ARTICLE 1
                                  DEFINITION

(1) Unless specified to the contrary in the following articles and attachments, the words written in the Agreement and Attachments have the following meanings:

Perjanjian (Agreement)   refers to the Cooperative Agreement in the matter of
                         the Establishment of a Joint Venture to Provide
                         Cellular Telephone Services

Persetujuan (Agreement)  refers to each agreement based on the rules and regulations in effect, that is needed to establish a company so that the Parties can share ownership in the capital of the company so the company can operate and carry out its efforts as laid out in this Agreement.

Anggaran dasar (Statutes)(also called Akte Pendirian) refers to the statutes of the company in the Indonesian language, including changes agreed to by all Parties and authorized by the Minister of Justice.

Modal dasar (Capital)    refers to the financial capital of the company

Perseroan (Company)      refers to a limited (incorporated) company established
                         by the Parties based on this Agreement and the regulations in effect as delineated in Article 6 of this Agreement.

Dewan Komisaris
(Board of Commissioners) refers to the Board of Commissioners of the company

Direksi
(Management Board)       refers to the Board of Directors of the company

Pemegang saham
(Shareholders)           refers to each owner of stock/shares listed in the list
                         of shareholders of the company

Pola bagi hasil STKB-C
(Profit-sharing)         means (i) Cooperative Agreement for the Development of
                         STKBC Phase 1 Jakarta Bandung with profit sharing with a capacity of 10.000 sst between TELKOM and RHP number 62/KS010/UTAOO/85, April 28 1985; (ii)
                         Cooperative Agreement for the Development of STKBC
                         Phase 11 Jakarta Bandung with profit-sharing with a capacity of 5.000 sst between TELKOM and RHP number
                         22/KS010/UTAOO/89, January 23, 1989; (iii) Cooperative
                         Agreement for the Development of STKBC Phase III
                         Jakarta Bandung with profit-sharing with a capacity of
                         16.000 sst between TELKOM and RHP number
                         312A/KS010/UTAOO/91, June 13 1991 (hereafter in this
                         Agreement referred to as PBH STKB-C)

Rupiah                   refers to the legal tender of the Republic of Indonesia

Saham (Share/Stock)      refers to shares which are recorded as the capital of
                         the company and are issued in the name of the shareholders as listed in the List of Shareholders

(2) All titles in the articles of this Agreement are intended only to aid understanding and are not to be used to interpret or conclude the meaning or intent of the Agreement.

                                   ARTICLE 2
                         ESTABLISHMENT OF THE COMPANY

(1) The Parties agree to establish a joint venture in the form of a limited (incorporated) company, hereafter referred to as Perseroan, with statutes that will be formalized before a Notary in Jakarta, to be chosen by the Parties.

(2) The company will be established based on the rules and regulations of the Republic of Indonesia.

(3) Each and every matter related to establishment of the company according to the rules in effect is the joint responsibility of the Parties as determined in another section of this Agreement.

(4) The Parties are obliged to submit each and every appeal/application for the agreement and approval needed to establish and manage the company in order to allow and ensure that the company can carry out its business following other agreements connected with this Agreement and the rules and regulations in effect.

(5) The Parties agree that at the time of the establishment of the Company and during its operations, they will endeavor to improve and develop the said Company, including but not limited to maximal efforts to allow the company to increase implementation of telecommunications services as agreed by the Government in accordance with the rules and regulations currently in effect and compatible with the goals and objectives of the Company.

                                   ARTICLE 3
                       COST OF ESTABLISHING THE COMPANY

Funds that have been and will be issued by the Parties for the establishment of the company based on this Agreement become the responsibility of each Party, except:

a. funds for appraisal of STKB-C assets will be the responsibility of all Parties

b. funds that are directly connected with the establishment of the Company, limited by (i) notary fees related to official documents on the forming of the company, and the cost of announcing the company in Berita negara, (ii) taxes having a connection with the transfer of STKBC assets based on this Agreement, which are to be handled by the Parties according to the rules and regulations in effect.

c. Funds connected with development of the STKB-C infrastructure including establishment of the Company, excluding the STKB-C Cooperative Profit-sharing Agreement, which are issued by each Party, which do not include appraisal costs, the level of which is to be decided later by TELKOM and RHP and calculated as a Company debt

                                   ARTICLE 4

                      GOALS AND OBJECTIVES OF THE COMPANY

(1) The Parties are in agreement that the Company has the following goals and objectives:

a. To provide telecommunications facilities and services related to a development of a Mobile Cellular Telephone

          Network, in accordance with the current laws and regulations

b. To achieve the above goals and objectives, the Company will engage in the following activities, among others:

          1. planning, engineering, building, providing, owning, developing, operating and maintaining the STBS facilities to support implementation of the above telecommunications services

          2. Improving the capacity of the STBS facilities in order to increase telecommunications services to society at large

          3. Providing maintenance and repair services as well as STBS equipment

          4. Carrying out research, testing and development of mobile cellular telephone technology, as considered necessary by the Company's Board of Management.

          5. Carrying out activities that are as widespread as possible in the manner and form authorized by the rules and regulations currently in effect.

(2) The Company can collaborate and/or participate in other company's business both in Indonesia and outside, where the goals and objectives are the same or similar to those of the Company.

                                   ARTICLE 5
                            DURATION OF THE COMPANY

In accordance with this Agreement, the Company will be established for a duration of seventy five (75) years, calculated from the date the company statutes were agreed.

                                   ARTICLE 6
                       NAME AND LOCATION OF THE COMPANY

The name of the Company to be established will be PT. MOBILE SELULAR INDONESIA, shortened as MOBISEL, or another name agreed by all the parties involved. It will have a headquarters office in Jakarta, with branch offices or representatives elsewhere, both within and outside Indonesia, as determined by the Company's Management Board with the approval of the Board of Commissioners.

                                   ARTICLE 7
                   COOPERATION WITH TELKOM AS EXECUTING BODY

MOBISEL as Third Party for telecommunications services will enter into an agreement with TELKOM so that TELKOM will become Executing Body for Internal Telecommunications Services, among other things for collaboration in human resources and interconnection of the STBS network with the Public Switch Telephone Network (PSTN), based on the agreement of the Parties.

                                   ARTICLE 8
                                    CAPITAL

(1) The basic capital of the company consists of Rp. 100.000.000.000.--, comprised of 50.000.000 (fifty million) shares valued at a nominal rate of Rp.
2.000. - each (two thousand rupiah).

(2) Of the capital described in clause (1) above, the amount of Rp. 41.589.728.000.-- (forty one billion, five hundred eighty-nine million, seven hundred twenty-eight thousand rupiah) will deposited in cash and or in kind by TELKOM, YDPP TELKOM and RHP or 20.794.864 (twenty million, seven hundred ninety-four thousand, eight hundred sixty-four) shares will likewise be deposited, as delineated below:

a. 25% or Rp. 10.397.432.000.-- (ten billion, three hundred ninety-seven million, four hundred thirty-two thousand rupiah) or 5.198.716 (five million, one hundred ninety-eight thousand, seven hundred sixteen) TELKOM shares

b. 5% or Rp. 2.079.486.000.-- (two billion, seventy-nine million, four hundred eighty-six thousand rupiah) or 1.039.743 (one million, thirty-nine thousand, seven hundred forty-three) YDPP TELKOM shares

c. 70% or Rp. 29.112.810.000.-- (twenty-nine billion, one hundred twelve million, eight hundred ten thousand rupiah) or 14.556.405 (fourteen million, five hundred fifty-six thousand, four hundred five) RHP shares

(3) The depositing of capital described in clause (2) a, b, and c above will be carried out by each Party as explained below:

a. TELKOM's deposit of Rp. 10.397.432.000.-- (ten billion, three hundred ninety-seven million, four hundred thirty-two thousand rupiah) will be calculated from the results of the valuation of equipment and facilities of the STKB-C Profit-sharing Project which becomes the property of TELKOM as intended by clause (4) a of this Article.

b. YDPP TELKOM's deposit of Rp. 2.079.486.000.-- (two billion, seventy-nine million, four hundred eighty-six thousand rupiah) in the form of a pure grant of equipment and facilities from the STKB-C Profit-sharing Project, which becomes the property of RHP for and in the name of YDPP TELKOM.

c. RHP's deposit of Rp. 29.112.810.000.-- (twenty-nine billion, one hundred twelve million, eight hundred ten thousand rupiah) will be calculated from the results of the valuation of the equipment and facilities of the STKB-C Profit-sharing Project, which becomes the property of RHP as intended by clause (4) b of this Article.

(4) The Parties agree to enter the value of the PBH STKB-C assets as of December 31, 1994, as a capital deposit of TELKOM, YDPP TELKOM and RHP to establish the company, the value of which has been calculated over a ten year period and agreed to be a total of Rp. 52.342.326.140 (fifty-two billion, three hundred forty-two million, three hundred twenty-six thousand, one hundred forty rupiah), broken down as follows:

a. Value of the assets which will become the property of TELKOM in the amount of Rp. 17.007.582.392 (seventeen billion, seven million, five hundred eighty-two thousand, three hundred ninety-two rupiah);

b. Value of the assets which will become the property of RHP in the amount of Rp. 35.334.743.748 (thirty-five billion, three hundred thirty-four million, seven hundred forty-three thousand, seven hundred forty-eight rupiah);

From the valuation of the PBH STKB-C assets as of December 31, 1994, it is intended that TELKOM, YDPP TELKOM and RHP make a capital deposit of Rp. 41.589.728.000,-- (forty-one billion, five hundred eighty-nine million, seven hundred twenty-eight thousand rupiah) as laid out in clause (2), while the remainder of the RHP debt as of June 30, 1995 to Svenska Handelsbanken to buy infrastructure equipment for STKB-C Phase III, is Rp. 10.752.598.140,-- (ten billion, seven hundred fifty-two million, five hundred ninety-eight thousand, one hundred forty rupiah) will be transferred to the company. The remains of the RHP debt which will fall due July 31, 1995, until such time as the operation of STKB-C is handed over to the company, will be paid by RHP to Svenska Handelsbanken, with the understanding that the amount will be repaid to RHP by the company.

The Parties are in agreement that a difference of more than the calculated value of TELKOM's property according to clause (3) a and (4) a of this Article, will be the responsibility of RHP, in the amount of Rp. 6.610.150.392,-- (six billion, six hundred ten million, one hundred fifty thousand, three hundred ninety-two rupiah), and RHP is obligated to pay this amount to TELKOM within one month calculated from the date of signing of this Agreement.

(5) On the understanding that the new Company can operate after its statutes are authorized by the Minister of Justice, then:

a. It is agreed that the transfer of PBH STKB-C operational assets to the Company will come into effect as of the 20th of the month in which the statutes are authorized by the Minister of Justice, with the stipulation that if the statutes are authorized on the 20th of any month, then the operation of the company will begin on that day.

b. It is agreed that the transfer of STKB-C income to the Company will begin to be calculated from one month before the 20th as defined in a of this clause, which will be collected the following month.

c. The STKB-C Cooperative Profit-sharing Agreement between TELKOM and RHP is still in effect during the time that the stipulations in clause (5) a above are not met.

(6) Shares that are still in reserve will be issued according to the need for working capital, at the time and according to the conditions established by the management with the agreement of the Board of Commissioners, while heeding the regulations in the statues of the Company, as long as the shares are not sold at a price below the market rate.

     This decision and the announcement of it must stipulate the amount to be paid and the date due, and must be sent by the management in a registered letter or by courier to each shareholder, based on the last address listed in the list of shareholders.

(7) When the shares in reserve are going to be issued then the shareholders must be given the first opportunity to buy them, ahead of the public announcement 30 calendar days. That time period can be extended by the Company's management after they broadcast their intention to sell shares and each shareholder can buy them, as much as possible according to the number of shares they already own and in accordance with the stipulations in clause (2).

(8) All remaining shares must be sold within ten years, calculated from the date of authorization of the statutes of the company by the Minister of Justice, except if the time period is extended by the authorized parties if deemed necessary, and at the request of the management.

(9) If the basic amount of the capital established at the General Meeting of Shareholders increases, then further shares can only be placed on the market by the management at the time and with the conditions stipulated by the management meeting, and the management meeting must stipulate share prices as well as other conditions as seen necessary, but not at prices below the market rate.

(10) If there is a further increase in shares, then the management must offer them first to shareholders whose names are already listed in the list of shareholders, with prices based on the book rate and for one month after the offer is made, the shareholders will be given the opportunity to buy shares before they are issued publicly, equal to the ratio of shares they already own.

(11) In the case of shareholders who are slow or negligent in making payments to the Company for their shares, the management has the right to collect the payment by giving a collection letter 14 days before the payment date.

(12) In connection with clause (8) above, if payment is not made within 14 days of receipt of the collection letter, then the shareholder in question must pay interest on the total amount owed, calculated from the payment date, until the entire price of the shares is paid in full.

(13) The management is empowered to offer the shares to other potential buyers, if within the stated time the shares are not paid in full by the listed shareholders.

(14) Without lessening the stipulations in this Article, shareholders in arrears does have the right to take advantage of offers to buy new shares issued by the company until their debt is deemed by the Company to have been paid in full including interest.

(15) The company will be funded with its own capital, and in addition, loans from certain sources at the best money market rates, maintaining a maximum ratio of 75:25 between debt and share capital.

                                   ARTICLE 9
                                 SHARES/STOCK

(1) All company shares are issued in the names of the shareholders as listed in the list of company shareholders.

(2) The company will only recognize one individual or one legal organization as the owner of a share.

(3) If a share, through whatever means, becomes the property of several people or legal organizations, then the owners are required to name one person as trustee, and only that person has the legal rights associated with ownership of the share.

(4) If the stipulation in clause (3) above has not yet been made, i.e. a trustee has not yet been named, no one has the right to speak in the General Meeting of Shareholders as a representative of that share, and dividend payments for that share will be postponed.

(5) Legally a shareholder must submit to the statutes of the Company and to the decisions taken according to law in the General Meeting of Shareholders.

                                  ARTICLE 10
                       SHARE LETTER (stock certificate)

(1) The company must issue stock certificates (share letters) for each share that is sold.

(2) On the stock certificate is written the name of the owner and a sequential number, and the certificate is signed by the Principal Director and the Principal Commissioner.

(3) Collective stock certificates can be issued as proof of ownership of two or more shares; in such a collective stock certificate, the total number of shares owned must be specified and the sequential number for each share must be recorded, along with the signatures of the Principal Director and Principal Commissioner.

(4) On each stock certificate or collective stock certificate, the issue date must be recorded and the specifications regarding transfer of ownership, as well as other conditions in effect for that share according to the stipulations in the company's statutes.

                                  ARTICLE 11
                        REPLACEMENT STOCK CERTIFICATES

(1) If a stock certificate becomes worn/damaged and cannot be used anymore, the management can issue a replacement in response to a request from the shareholder.

(2) The original stock certificate then will be destroyed and this fact will be reported at the General Meeting of Shareholders by the management.

(3) If a stock certificate is lost, then the shareholder may request a replacement from the management, subject to the opinion of the management as to whether there is sufficient proof of the loss, as judged on a case-by-case basis.

(4) After a replacement stock certificate is issued, then the original certificate is no longer valid according to the Company.

(5) If for some other reason a stock certificate is deemed by management to require replacing, then the shareholder must submit the stock certificate to be replaced by a new one.

(6) All costs related to the issuance of a new stock certificate are the responsibility of the shareholder, except replacement of stock certificates as in clause (5) above, where replacement is initiated by the management, in which case the costs are the responsibility of the Company.

(7) The stipulations in the above clauses apply also to the replacement of collective stock certificates.

                                  ARTICLE 12
                             LIST OF SHAREHOLDERS

(1) A list of the holders of all shares is to be drawn up and kept at the Company office. In the list of shareholders is listed the names of the owners of shares as well as their home addresses and any other information deemed necessary by the management and/or required by the rules and regulations currently in effect.

(2) Shareholders must inform the Company of each change of address with a letter to the Management. Before such a letter is received, all notifications and announcements are to be considered legal if addressed to the latest address on the list of shareholders.

(3) Transfer of the right to a share from one person or company to another must be based on an official transfer document signed by the original owner and the designated new owner or their representatives, or the transfer must be based on other documents which according to the Management can be considered legal proof of the transfer.

(4) The transfer of rights to a share must be accompanied by a written note on the list of shareholders. On the stock certificate must be written the date of the transaction and the signature of the Principal Director and the Principal Commissioner.

(5) Every share used as security or transfer of rights to shares or other guarantee regarding shares must be written in the list of shareholders as specified by the management, based on proof received by the management in relation to the security or rights transfer or other guarantee. Admission/acknowledgment of shares used as security, rights transfer or other guarantee, as required by Article 1153, Code of Civil Regulations [Kitab Undang-Undang Hukum Perdata], can only be considered proved if the list of shareholders includes a note about the security, guarantee or transfer of rights.

(6) Transfer of rights to a share is only allowed if all stipulations in the statutes of the Company are fulfilled.

(7) From the time a letter is issued calling a shareholders' meeting, to the end of that meeting, transfer of rights to shares is not permitted.

(8) The management must store and maintain the list of shareholders in the best possible manner.

(9) Each shareholder has the right to see the list of shareholders during the working hours of the Company office.

                                  ARTICLE 13
                         TRANSFER OF RIGHTS TO SHARES

(1) Selling and transfer of rights to shares is only permitted to other shareholders or to parties designated by the general Meeting of Shareholders and with the approval of the management.

(2) Shareholders who wish to sell shares must make a written offer to the other shareholders before the shares can be offered to the public, and must specify price per share; they further must submit a written report to the management regarding the offer above.

(3) Other shareholders have the right to buy shares offered, within 30 calendar days of the offer being issued, and they have the right to buy a number of shares in accordance with the ratio of total shares owned.

     If within 30 days as stipulated above there is no answer from the shareholders with the right to have first offer, then the shareholder who wishes to sell shares must submit a second written offer by way of a registered letter or courier.

(4) If within 30 calendar days from the second written announcement of intent to sell, there still is no buyer, then it should be considered proven that the shareholders do not want to exercise their right to purchase the offered shares, and the shares can be offered at the same price to other shareholders, or with the agreement of the General Meeting of Shareholders, to a third party, in both cases according to the specifications and at a price as close as possible to the price in the first offer.

(5) Other forms of transfer of rights to shares, except selling the shares, and with the exception of inherited shares, are only permitted with the authorization of the General Meeting of Shareholders.

(6) While any of the above transfer processes is started but still incomplete, the shareholder is deemed not to have a legal say in the General Meeting of Shareholders, and dividend payments are suspended.

                                  ARTICLE 14
                                  MANAGEMENT

(1) The Company is organized and led by a Management Board which consists of a Principal Director and as many as 4 (four) other Directors.

(2) The members of the Management Board are nominated and dismissed by the General Meeting of Shareholders. The members of the Management Board are nominated for a period of five (5) years and their terms can be extended, although the General Meeting of Shareholders reserves the right to dismiss Management Board members anytime.

(3) Management Board members receive a salary and certain other facilities/support, including insurance, the method of payment and amount to be established by the General Meeting of Shareholders.

(4) If for some reason one of the places on the Management Board is vacant, within 30 calendar days after the vacancy occurs a General Meeting of Shareholders must be called in order to fill the vacancy, according to clause (2) of this Article.

(5) Shareholders may nominate candidates for the vacant position on the Management Board, with the following stipulations:

a. RHP must propose at least 2 candidates for one vacant Principal Director position, and four candidates to fill 2 Director positions.

b. TELKOM must submit at least 2 candidates to fill one Director position.

C. YDPP TELKOM must propose at least 2 candidates to fill one Director position.

(6) Vacancies, as defined in clause (4) above, must be filled by candidates proposed by the shareholders as described in clause (5).

                                   ARTICLE 15
                 DUTIES AND AUTHORITY OF THE MANAGEMENT BOARD

(1)  The principal duties of the Management Board are:

a. to lead and organize the Company according to its objectives and to strive to increase the effectiveness and efficiency of the Company.

b.        to control, maintain and organize the Company's assets

(2) The Management Board is the representative of the Company within and outside the jurisdiction and carries out all actions and measures, both related to management of the company and related to its property, and acts as the link between the Company and third parties, with the limitations outlined in clauses (3) and (4) below.

(3) The actions of the Management Board as described below must be approved by the Board of Commissioners:

a. to borrow money on a short-term basis, taking into consideration the stipulations in clause (4) d of this Article.

b.        to offer loans on a short-term basis in the name of the Company

c. to manage the Company's fixed assets, arranging for short-term credit as necessary

d. to liquidate moveable fixed assets, erase bad debts, and get rid of property up to and not exceeding the level stipulated by the General Meeting of Shareholders.

e.        to change the system of remuneration of the Company

(4) The actions listed below can only be carried out by the Management Board with the knowledge and consideration of the Board of Commissioners, and after receiving written approval from the General Meeting of Shareholders:

a. to liquidate or put up as security the Company fixed assets in accordance with clause (3) c and d of this Article.

b. to participate in the Company or in other companies or agencies or to organize new companies.

c. to relinquish part or all participation in the Company or in other bodies.

d. to give long- or medium-term loans or to take short-term loans that are not operational in nature, in excess of the amounts specified by the General Meeting of Shareholders.

e. to commit the Company as guarantor in a manner that has financial implications in excess of the amounts specified by the General Meeting of Shareholders.

f. to fail to demand payment of debts and to liquidate bad debts as well as to get rid of unwanted property up to the limit established by the General Meeting of Shareholders in accordance with clause (3) d.

The Board of Commissioners will offer suggestions and advice to the General Meeting of Shareholders on various matters that are submitted for decision, as laid out in clause (4) a to f above.

(5) The Principal Director has the right and the authority to act for and in the name of the Management Board as well as to represent the Company. In the case that the Principal Director does not attend a General Meeting or if he or she is held up for some reason, which does not have to be justified to a third party, then one of the other members of the Management Board who is so designated by the Principal Director or the Board of Commissioners, has the right and the authority to act for and in the name of the Management Board and to represent the Company.

(6) The Management Board for certain actions has the right to nominate one or more persons as representatives or trustees by giving the person or persons the power delineated in the letter of authority.

(7) In the case of a vacancy in the Principal Director's position, all duties and authority vested in the Principal Director within the Company statutes can be adopted by one of the other Directors who is nominated by the Board of Commissioners.

(8) The division of duties and authority among the members of the Management Board is organized and established based on their agreement and with the approval of the Board of Commissioners.

(9) In the case that the Company has priorities that are at odds with the personal priorities of one of the Management Board members then the Company will be represented by another Board member; and, in the case that the Company has priorities that are at odds with the priorities of all the Management Board members, then the Company will be represented by the Board of Commissioners.

                                  ARTICLE 16
                           MANAGEMENT BOARD MEETINGS

(1) The Management Board will hold meetings at least once every month or whenever it is deemed necessary by the Principal Director or at the suggestion of at least 2/5 (two-fifths) of the members of the Management Board, with a statement of matters to be discussed. Management Board meetings will be held in the Company office or in another location in the region of the Republic of Indonesia as determined by the Management Board.

(2) A summons for the Management Board to meet will be made by the Board member/s empowered to represent the Management Board, according to clause
     (5) of Article 13.

(3) A summons for the Management Board to meet must be delivered to each member of the Board directly, and a signature must be received from each member thus contacted, at least seven calendar days before the meeting is to be held, not counting the day the summons is delivered and the day of the meeting. The time period above may be shortened in accordance with the consideration and decision of the Principal Director, to discuss matters of an urgent nature.

(4) The summons must record the proposed agenda for the meeting as well as the time and place it is to be held.

(5) If all members of the Management Board or their representatives are in attendance already, then the summons in advance is not necessary and the meeting can be held anywhere and the attendees are empowered to take the necessary decisions.

(6) Management Board Meetings are led by the Principal Director. In the case that the Principal Director cannot attend or is held up, the reasons for which need not be justified to a third party, the Meeting will be led by one of the other Directors who is nominated by the attendees.

(7) A member of the Management Board can only be represented at a meeting by another Board member, based on the letter of authorization.

(8) Meetings of the Management Board are legal and are empowered to make decisions with the agreement of at least 3/5 (three-fifths) of the members or the representatives, if the Board members representing TELKOM, YDPP TELKOM or RHP are included in the 3/5, and when the summons to the meeting was delivered legally and in accordance with the stipulations in the Company's statutes.

(9) When, as explained in clause (8), the representatives of TELKOM, YDPP TELKOM or RHP do not answer the summons to meet twice in a row then at the third meeting the Management Board is empowered to take decisions with the approval of at least 3/5 of the members who are in attendance or represented at the meeting, if the summons for the third meeting was delivered legally and in accordance with the stipulations in the Company's statutes.

(10) Decisions of the Management Board must be reached through a process of discussion and consensus. If this is not possible, then a decision is reached based on the vote of the majority of members or their representatives present at the meeting. If there is a tie, then the final decision is made by the Principal Director.

(11) Each member of the Management Board who attends a meeting has the right to cast one vote and one extra proxy vote for any other member he or she is representing. Voting on an issue related to a member him or herself is done by means of a folded, unsigned ballot while voting about other matters is done orally, except if the Meeting Leader decides otherwise and there are no objections from the other members. Blank and ruined ballots are not counted.

(12) Minutes must be taken of each meeting of the Management Board, and must be signed by each person who attends the meeting. The signed minutes of the Management Board meetings serve as legal proof of the decisions that were taken.

(13) The Management Board may also make legal decisions without holding a formal meeting, with the stipulation that all members must receive a written announcement of the proposal and every member must agree to the proposed action in written form and sign it. Decisions taken in this manner have the same force as decisions taken legally in meetings.

                                  ARTICLE 17
                            BOARD OF COMMISSIONERS

(1) The Board of Commissioners acts as supervisor or controller of the Company business carried out by the Management Board.

(2) The Board of Commissioners consists of a Principal Commissioner and as many as four (4) other Commissioners.

(3) The members of the Board of Commissioners are nominated and dismissed by the General Meeting of the Shareholders. Commissioners are nominated for a period of three (3) years and their terms can be extended, or, without lessening the right of the General meeting of the Shareholders, they can be dismissed.

(4) The members of the Board of Commissioners may receive honoraria and other support, the types and amounts to be determined by the General Meeting of the Shareholders.

(5) If for some reason a position on the Board of Commissioners becomes vacant, within thirty (30) calendar days of the vacancy occurring, a General Meeting of the Shareholders must be called in order to fil1 the position according to the stipulations in clause (3).

(6) Candidate members for the Board of Commissioners are proposed by TELKOM and RHP with the following stipulations:

a. TELKOM has the right to propose at least two (2) candidates to fill 1 position as Principal Commissioner, and two (2) candidates to fill 1 Commissioner position.

b. RHP is empowered to propose at least six (6) candidates to fill Commissioner positions.

(7) Vacancies as defined in clause (5) must be filled by candidates that are proposed by shareholders, as explained in clause (6).

                                  ARTICLE 18
            THE DUTIES AND AUTHORITY OF THE BOARD OF COMMISSIONERS

(1) The Board of Commissioners, both together and individually at all times during the Company's working hours has the right to enter the building and the rooms therein, or other places used or controlled by the Company, and has the right to check the books, letters, evidence, to check and reconcile the petty cash, and so on, as well as to know all actions carried out by the Management Board.

(2) The Management Board and each of its members is obligated to give explanations regarding all matters related to the Company, if questioned by the Board of Commissioners

(3) The Board of Commissioners, with the largest vote, is at all times empowered to suspend one or more of the members of the Management Board from their work, if he/she/they act contrary to the statutes of the Company or if he/she/they neglect their duties.

(4) Before a member of the Management Board is suspended, he or she must receive a written letter of intent to dismiss, including the reasons for the dismissal action.

(5) Within thirty (30) calendar days of the suspension, the Board of Commissioners must call a General Meeting of the Shareholders. At this meeting the members will decide if the suspended Management Board member will be dismissed permanently, or returned to his or her position on the Board. The suspended member must be allowed to attend the meeting and depend him or her self. This meeting will be led by the Principal Commissioner and if he or she does not attend, by one of the other Commissioners appointed for the duty in a written letter by the Principal Commissioner.

(6) If a General Meeting of the Shareholders is not called within thirty (30) calendar days of the suspension, then the suspension is canceled and the suspended person may assume his or her position on the Board once again.

(7) If the members of the Management Board are temporarily suspended as explained in clause (3) and if the Company as a result has no members of the Management Board, then the Board of Commissioners is obligated to assume the responsibilities of the Management Board to organize the work of the Company.

(8) In the case that there is only one Commissioner, then all the duties and authority given to the Principal Commissioner or the other Commissioners in the statutes of the Company, fall to the single Commissioner.

(9) The Board of Commissioners may and has the right and the authority in the matter of the General Meeting of the Shareholders, as follows:

a. to give opinions and advice to the shareholders about development plans for the Company, work plans and Company statutes as well as changes and/or additions, annual financial reports, occasional reports and other reports from the Management Board.

b. to monitor and supervise the implementation of the work plan and statutes of the Company as well as to submit evaluation reports to the General Meeting of the Shareholders.

c. to follow the development of the Company's activities, and in all matters related to the Company to watch for and indicate signs of decline, to promptly report such signs to the shareholders along with suggestions regarding steps that should be taken to improve the situation.

d. give opinions and advice to the shareholders about all other problems considered to be important to the management of the Company.

e. undertake other monitoring duties specified by the General Meeting of the Shareholders

f. to submit regular reports to the shareholders (quarterly, annual), as well as other reports as necessary regarding development of the Company and results of its activities.

                                  ARTICLE 19
                    MEETINGS OF THE BOARD OF COMMISSIONERS

(1) The Board of Commissioners is required to hold meetings at least once every three months, and the Management Board may be invited to attend such meetings. Board of Commissioners' meetings are held in the Company offices or at another location in the region of the Republic of Indonesia, as determined by the Board of Commissioners.

(2) The Board of Commissioners may also hold other occasional meetings if it is considered by the Principal Commissioner to be necessary, or at the suggestion of at least two-fifths (2/5) of the members of the Board of Commissioners. Management Board members may also be invited to these meetings. The Principal Commissioner is responsible for summoning the members to meet. If the Principal Commissioner does not call a meeting within fourteen (14) calendar days of a request from one of the members to hold a meeting then the members of the Board of Commissioners who originally requested the meeting be called are empowered to convene it themselves

(3) Summons to meetings of the Board of Commissioners must be delivered in written form or delivered to each member of the Board directly, and each member's signature must be collected, at least seven (7) calendar days before the meeting is to be held, not counting the day the summons was delivered or the day of the meeting.

(4) This written summons to meet must include an agenda as well as the time and place of the meeting.

(5) If all the members of the Board of Commissioners, or their representatives, attend a meeting then the procedure of advance notice described above does not have to be followed. Such a meeting may be held anywhere and is empowered to take legal and binding decisions.

(6) Meetings of the Board of Commissioners are led by the Principal Commissioner, but if the Principal Commissioner cannot attend or is held up for some reason which does not have to be justified before a third party, then the meeting will be led by someone chosen from the members of the Board of Commissioners who are present.

(7) the members of the Board of Commissioners may only be represented at meetings by other members of the Board of Commissioners, based on letter of authority.

(8) Meetings of the Board of Commissioners are legally empowered to make binding decisions if at least three-fifths (3/5) of the members or their representatives are present as long as the Board of Commissioners members appointed by TELKOM and RHP are represented at the meeting, and the summons to the meeting was delivered in a legal manner according to the stipulations in the Company statutes.

(9) When the representatives of TELKOM or RHP cannot attend meetings as described in clause (8) twice in a row then at the third meeting the Board of Commissioners is empowered to make binding decisions as long as three-fifths (3/5) of the members are present, and the summons to the meeting was delivered in a legal manner in accordance with the Company's statutes.

(10) Decisions of the meetings of the Board of Commissioners must be arrived at through discussion and consensus. If this is not possible, then a decision is made based on the vote of the majority of the members in attendance or their representatives. If there is a tie, then the President Commissioner will cast the deciding vote.

(11) Each member of the Board of Commissioners who attends the meetings has the right to cast one (1) vote and one (1) additional proxy vote for each other member of the Board that he or she is representing. Voting on topics related to the individual members themselves is done by means of folded, unsigned ballots while votes on other matters are cast orally.

Blank or ruined ballots are not counted in the final total.

(12) Minutes of each meeting of the Board of Commissioners must be recorded and signed by the meeting leader and by one other member of the Board of Commissioners who attended. Such signed minutes serve as legal proof/evidence regarding the decisions that have been made at the meeting.

(13) The Board of Commissioners may also make legal decisions without holding a meeting of the Board, with the stipulation that all members of the Board of Commissioners must be given written notice of the proposal under consideration and each member must give written approval of the proposal and sign it, as proof of their agreement. Decisions taken in this manner have the same force as decisions made at meetings of the Board of Commissioners.


                                  ARTICLE 20
                                  FISCAL YEAR

(1) The Company's fiscal year runs from the first (lst) of January until the 31st (thirty-first) of December. At the end of December each year the Company's accounts are closed. In the year that the Company is established the accounts will also be closed on the 31 of December.

(2) After the accounts are closed, it is the responsibility of the Management Board to balance the books and to calculate profits and losses, and to produce other financial reports in accordance with sound principles of accounting practice, which must then be checked by the Board of Commissioners. The aforementioned documents must be made available at the offices of the Company, at least fourteen (14) calendar days before the date of the Annual General Meeting of the Shareholders so they can be examined by the shareholders.

(3) The Company's accounts must be audited by an independent public accountant appointed by the General Meeting of the Shareholders.

                                  ARTICLE 21
                     GENERAL MEETINGS OF THE SHAREHOLDERS

(1)  The General Meetings of the Company's Shareholders are:

a.   the annual General Meeting of the Company's Shareholders as described in
Article 22 below;

b. irregular General Meetings of the shareholders, i.e. all meetings except for the annual General Meeting fall into this category

(2) The phrase General Meeting of the Shareholders, within the Company's statutes refers to two types of meetings: the annual General Meeting of the Shareholders, and irregular General Meetings of the Shareholders, except where deemed to have another meaning.

                                  ARTICLE 22
                  ANNUAL GENERAL MEETINGS OF THE SHAREHOLDERS

(1) The annual General Meeting of the Shareholders is held each year, at the latest in June, and for the first year, will be held at the latest by the end of June in the year that the Company is established.

(2)  In the annual General Meeting of the Shareholders,

a. the management Board is required to present a report about the Company's business and results of its activities achieved in the previous fiscal year, especially as regards management of the Company;

b. balance statement and calculation of profit and loss must be submitted for approval by the Meeting;

c.        distribution of profits is decided

d. other matters are discussed as submitted, in accordance with the stipulations of the Company's statutes

(3) Approval of the statements of balance of payments and profit and loss by the annual General Meeting of the Shareholders means that they "give a clean slate" to the members of the Management Board and the Board of Commissioners regarding actions and decisions made and supervision given during the previous fiscal year, to the extent that the actions are reflected in the balance of payments and profit/loss statements.

(4) All materials and documents such as those mentioned in clause (2) must be sent or delivered to the shareholders no later than fourteen (14) days before the annual General Meeting of the Shareholders will begin.

(5) One or more shareholders who own at least ten percent (10%) of the Company's stock may also make suggestions or proposals at the annual General Meeting of the Shareholders, with the stipulation that the proposals or suggestions must be received by the Management Board at least three (3) weeks before the annual General Meeting of the Shareholders begins.

(6) Within thirty (30) calendar days before the new fiscal year comes into effect, the Management Board must send a work plan and budget to the Board of Commissioners and the shareholders, to request approval from the annual General Meeting of the Shareholders.

(7) The Board of Commissioners is obligated to offer its opinions and advice regarding the work plan and budget, and the said opinions must be delivered to the shareholders no later than thirty (30) calendar days after receipt of the work plan and budget from the Management Board. If within the time period stated above the Board of Commissioners does not give any response then it can be assumed that the work plan and budget have been accepted by the Board of Commissioners.

(8) When the accounts for the new fiscal year are opened, if the annual General Meeting of the Shareholders has not yet given its decision, then while awaiting approval of the work plan and budget, the work plan and budget may be deemed to be valid documents for the routine operations of the Company, until such time as the two documents are approved by the annual General Meeting of the Shareholders.

                                  ARTICLE 23
                IRREGULAR GENERAL MEETINGS OF THE SHAREHOLDERS

(1) Irregular General Meetings of the Shareholders are held whenever it is deemed necessary by the Management Board and or the Board of Commissioners and or the shareholders.

(2) The Management Board must call and organize irregular General Meetings of the Shareholders at the written request of shareholders with twenty percent (20%) or more of the Company's shares, on the condition that, in the letter of request, the matter to be discussed is described.

(3) If the Management Board neglects to call such a meeting within thirty (30) calendar days of receipt of the letter of request, then the person or people who signed the request have the right to call a meeting themselves at the Company's expense, taking into consideration the stipulations in the Company's statutes; at such a meeting, the Meeting Leader is chosen for and by those who attend and all decisions taken within the meeting are binding on the Company, as long as they are not in conflict with the Company's statutes.


                                  ARTICLE 24
                             LOCATION AND SUMMONS
                     GENERAL MEETINGS OF THE SHAREHOLDERS

(1) General Meetings of the Shareholders are held in the offices of the Company, or in another location determined by the Management Board within the region of the Republic of Indonesia.

(2) Summonses to General Meetings of the Shareholders are usually in the form of advertisements in Indonesian language newspapers published in the location of the Company's offices, or registered letters may be sent no later than fourteen (14) calendar days before the date of the Meeting; if in the opinion of the Management Board, the topics of discussion need to be resolved quickly, then the time can be shortened to seven (7) calendar days before the meeting, in both cases not counting the day the announcement was made or the date of the meeting.

(3) The summons to a shareholders meeting must include a written agenda, as well as the time and place of the meeting. As well, the summons for the annual General Meeting of the Shareholders must record that the statements of balance of payments and profit/loss are available in the Company's offices.

(4) If all shareholders or their representatives attend a meeting then a summons in advance for the next meeting will not be necessary, and the said meeting may take legal decisions and may be held anywhere within the region of the Republic of Indonesia.

                                  ARTICLE 25
                              LEADER AND MINUTES
                      GENERAL MEETING OF THE SHAREHOLDERS

(1) If not specified to the contrary somewhere else in this Agreement, then the General Meeting of the Shareholders will be led by one of the shareholders as selected by the shareholders who attend.

(2) Minutes of all discussion and decisions must be kept at each General Meeting of the Shareholders, and must be signed by the Meeting Leader and one shareholder or his or her representative designated for this purpose, and the contents of the minutes will serve as evidence for all shareholders regarding decisions and discussion during the meeting. No signatures are necessary if the minutes are written in the form of a notarial document.

                                  ARTICLE 26
                         QUORUM, VOTING AND DECISIONS

(1) General Meetings of the Shareholders are only deemed to be legal if at least seventy-five percent (75%) of the shares issued by the Company to date are represented at the meeting, unless specified otherwise in the Company's statutes.

(2) Each shareholder may only be represented by other shareholders or another person with a letter of authority.

(3) The meeting leader has the right to ask for the when the letters of authority of representatives of shareholders meeting is held.

(4) In the General Meetings of the Shareholders, each share owned gives its owner one vote.

(5) Members of the Management Board and the Board of Commissioners and in general the employees of the Company may not vote during General Meetings of the Shareholders. Their votes will not be counted.

(6) A vote about a particular person will be undertaken using folded, unsigned ballots, while votes on all other matters will be taken orally, unless the Meeting decides otherwise.

(7)  Blank or ruined votes will not be counted.

(8) All decisions of the General Meetings of Shareholders are deemed to be legal if agreed by a minimum of eighty-five percent (85%) of the total shares represented at the meeting, as described in clause (1).

(9) Shareholders may also make legal and binding decisions without holding a Meeting, as long as the proposal in question is disseminated in written form to all shareholders and as long as all shareholders indicate their approval of the motion in written form and including their signature. Decisions taken in this manner have the same force as decisions made at General Meetings.

                                  ARTICLE 27
                          PROFIT DISTRIBUTION/SHARING

(1) Profits calculated by the General Meeting of Shareholders, after tax is subtracted, are divided into reserve, dividends, and so on, the percentages of each to be determined every year by the General Meeting of the Shareholders.

(2) If the calculation of profit and loss for a year shows losses, then the losses must be written into the Company's accounts, and in the subsequent year or years, the Company will be deemed not to have made a profit, until the losses are made up.

(3) Dividends that are not claimed within five (5) years of being made available for payment, will not be paid at all and will instead be entered into the reserve accounts of the Company.

(4) With due attention to the regulations in effect, a dividend for one share must be paid to the shareholder whose name is written in the list of shareholders on specified working days determined by or under the authority of the General Meeting of the Shareholders, where the decision regarding distribution of profits are made. The day of payment must not be more than two
(2) months after the date of the closing of the General Meeting of the Shareholders and must be publicized to all shareholders and the Management Board.

                                  ARTICLE 28
                                 RESERVE FUNDS

(1) Reserve funds are used to make up losses suffered by the Company. With due attention to the stipulations above, the General Meeting of the Shareholders will determine whether the reserve funds are used in full or part as working capital or for other purposes.

(2) The Management Board must manage the reserve funds for that the reserve funds make a profit, by whatever means deemed appropriate and with the agreement of the Board of Commissioners.

(3) Profits accrued from the reserve funds are entered into the statement of profit and loss.

(4) The General Meeting of the Shareholders is empowered to decide to decrease the amount in the reserve fund and make the amount up with profits.

                                  ARTICLE 29
                                  LIQUIDATION

(1) In the case that the Company must be dissolved, because its lifespan as noted in this Agreement is at an end, or as a result of a decision by the General Meeting of the Shareholders or because the Company is no longer viable, then the Management Board will begin liquidation proceedings under the supervision of the Board of Commissioners.

(2) The decision to liquidate the Company must be registered with the office of the registrar of the Court with authority in the jurisdiction where the Company was located, and must also be announced in the Berita Negara of the Republic of Indonesia, and in at least one daily newspaper with national circulation, including the summons from the creditors.

(3) The remaining funds after the liquidation will be distributed to the stockholders, in accordance with the value of the shares they owned.

                                  ARTICLE 30
                        SECRET/CONFIDENTIAL INFORMATION

(1) The Parties are in agreement that they will treat as confidential and guarantee that all their employees, agents and employees of their agents will treat as confidential all information received in any manner as a consequence of implementing this Agreement, and they guarantee that information will not be given to other parties except as needed to meet the Company's objectives.

(2) If one of the Parties wishes to pass on information regarding matters connected with this Agreement to other parties, they must first secure the written consent of the other Parties to this Agreement.

                                  ARTICLE 31
                       DESIGNATED ADDRESS AND OFFICIALS

(1) To facilitate smooth implementation of this Agreement, the Parties are in agreement that the officials that will be designated to represent each Party in the operations, sending of letters, making announcements and so on, are:

For TELKOM:



For YDPP TELKOM:



For RHP:



(2) what is meant by "force majeure" is conditions which directly result in one or more of the Parties not being able to carry out their obligations as laid out in this Agreement, that is, conditions beyond the control of the Parties, including but not limited to earthquakes, hurricanes, floods, fire, landslides, general strikes, war, riots and Government policy or regulations.

(2) If such a situation occurs then the two Parties will discuss the matter and find a solution to overcome the said situation, which is agreed by TELKOM, YDPP TELKOM and RHP.

(3) All losses suffered by one of the parties as a result of such a situation will not be the responsibility of the other parties.

                                  ARTICLE 33
             DATE OF IMPLEMENTATION AND LIFESPAN OF THE AGREEMENT


(1)  This Agreement takes effect on the date the Parties sign it.

(2) This agreement will remain valid in accordance with the stipulations laid out in Article 5, except if the Company is dissolved as delineated in Article 29 of this Agreement.

                                  ARTICLE 34
                              SOLVING OF DISPUTES

(1) In the case that a difference of opinion or a dispute among the Parties arises, in the implementation of the stipulations of this Agreement, the Parties will agree to resolve their differences in advance by discussion and consensus.

(2) If the discussion process suggested in clause (1) does not result in resolution of the problem, then the Parties agree to hand over their differences of opinion or disputes to the Indonesian National Arbitration Board (BANI) to resolve them at the first level and according to the procedures of BANI.

(3) While the dispute is in the process of negotiation and arbitration, the Parties must still carry out their duties as laid out in this Agreement.

                                  ARTICLE 35
                           DECLARATION AND GUARANTEE

a. The Parties are organizations established legally according to the rules and regulations of the Republic of Indonesia, with the status of legal bodies, so they have the capacity and authority to bind themselves in this Agreement and to carry out the obligations therein;

b. The Parties have already secured all necessary permissions and agreements to sign and implement this Agreement, including but not limited to the agreement and permission of the Board of Commissioners and the General Meeting of the Shareholders in accordance with the statutes of all Parties.

c. This Agreement represents a legal and binding obligation and for the Parties who will assume responsibility, and the Parties who sign this Agreement have the authority to carry out these responsibilities.

                                  ARTICLE 36
                                 OTHER MATTERS

(1) The Parties are in agreement that if the Company needs human resources they will prioritize human resources from the Parties. This matter will be dealt with in a separate agreement between the Company and the Parties.

(2) Before the statutes of the Company are legalized by the Minister of Justice, all actions of the Management Board connected with the Company can only be carried out with the agreement of the shareholders.

(3) The Parties are in agreement that the Company must hold in reserve a number of shares which can be made available to employees of the Company, which will be decided in the General Meeting of the Shareholders.

(4) In the case that there is a difference in the contents or spirit of this Agreement and the statutes of the Company, then the statutes of the Company are deemed to take precedence. For matters that are covered in the Agreement, but are not in statutes, the Agreement is legal and binding on the Parties.

                                  ARTICLE 37
                                  ATTACHMENTS

(1) The attachments to this Agreement represent an inseparable part of the document and have the same force of law as the other articles in this agreement.

In witness whereof, this agreement is signed by the authorized representatives of TELKOM, YDPP TELKOM and RHP.


     YDPP TELKOM,             PT. TELEKOMUNIKASI INDONFSIA,

[Seal]                        [Seal]

     /s/                              /s/

     RUBINI SUPARAN                   SETYANTO P. SANTOSA
     ----------------------           --------------------
     Ketua Pelaksana Harian           Direktur Utama



                          PT. RAJASA HAZANAH PERKASA


                           PT RAJASA HAZANAH PERKASA



     /s/                              /s/

     TONNY HARDIANTO                  HUTOMO MANDALA PUTRA
     ----------------------           --------------------
     Direktur                         Komisaris